UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2011
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
14400 North 87th Street
Scottsdale, Arizona 85260-3649
(Address of principal executive offices including zip code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 16, 2005, the stockholders of JDA Software Group, Inc. (the “Company”) adopted the Company’s 2005 Performance Incentive Plan (as amended, the “Incentive Plan”) to, among other things, increase the linkage between executive compensation and corporate performance and to enable the Company to make equity awards based upon achievement by the Company of annual operating goals.
     On January 28, 2011, the Compensation Committee of the Board of Directors (the “Committee”) approved awards of performance shares to certain employees of the Company, including to the executive officers listed below (the “Performance Share Awards”). The primary purpose of these awards is to encourage employees to achieve an annual EBITDA target. The following table sets forth the maximum number of performance shares that may be earned by each named participant.

		Total Number of
Participant	Title	Performance Shares
Hamish N. Brewer	President and Chief Executive Officer	82,868
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	23,691
Thomas Dziersk	Senior Vice President, Americas	18,953
Jason Zintak	Executive Vice President, Sales and Marketing	50,000
David King, Ph.D.	Executive Vice President, Product Development and
	Management	23,691

Total		199,203
The closing price of the Company’s common stock on January 28, 2011 was $30.00.
     Each Performance Share Award represents the opportunity of the participant to receive a number of shares of common stock determined by the extent to which an EBITDA target is achieved or exceeded by the Company in 2011 (the “Distributable Shares”), subject to the participant’s continued employment with the Company. A participant who remains employed through the initial vesting date following the end of the Company’s 2011 fiscal year is entitled to receive on the initial vesting date, without payment of monetary consideration, a number of shares of the Company’s common stock equal to 50% of the number of Distributable Shares. In addition, the remaining 50% of the Distributable Shares, subject to the participant’s continued employment, will vest and be settled by the issuance to the participant of shares of common stock in two equal annual installments over the subsequent two year period. This summary is qualified in its entirety by the terms and conditions of the Incentive Plan and the applicable award agreements.
     Also on January 28, 2011, the Committee approved a 2011 cash incentive bonus plan (the “Cash Plan”) for certain employees of the Company, including the following executive officers, with the target bonus established for each set forth below:

Participant	Title	Target Bonus
Hamish N. Brewer	President and Chief Executive Officer	$600,000
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	$400,000
Jason Zintak	Executive Vice President, Sales and Marketing	$450,000
David King, Ph.D.	Executive Vice President, Product Development and
	Management	$295,000

Total		$1,745,000
     Amounts are payable quarterly under the Cash Plan on the basis of the actual EBITDA achieved by the Company for the applicable quarter of fiscal year 2011. A partial pro-rata cash bonus will be paid if the Company achieves a minimum annualized performance threshold. There is no cap on the maximum amount the executives can receive if the Company exceeds the defined annualized performance goals.
     For Mr. Dziersk, the Committee approved a separate commission plan with a target of $375,000 for 2011, based on achievement of sales targets in the Americas region.
     For purposes of calculating whether the EBITDA targets are achieved or exceeded with respect to the Performance Share Awards and the Cash Plan, the cost of the Performance Share Awards will be excluded.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2011	JDA Software Group, Inc.
	By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer